Exhibit 32.2
CERTIFICATION PURSUANT TO EXCHANGE ACT RULE 13a-14(b) AND 18 U.S.C. §1350
In connection with the Annual Report of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), I, Bradley J. Timon, Chief Financial Officer and Treasurer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section.
Date: March 14, 2014

/S/ BRADLEY J. TIMON
Bradley J. Timon
Chief Financial Officer and Treasurer